Exhibit 21.1
CLAIRE’S STORES, INC.
SUBSIDIARIES
AS OF JANUARY 31, 2009

Name	Jurisdiction

BMS Distributing Corp.	Delaware
CBI Distributing Corp.	Delaware
Claire’s Accessories Spain, S.L.	Spain
Claire’s Austria GmbH	Austria
Claire’s Belgium B.V.B.A.	Belgium
Claire’s Boutiques, Inc.	Colorado
Claire’s Canada Corp.	Delaware
Claire’s European Distribution Limited	United Kingdom
Claire’s European Services Limited	United Kingdom
Claire’s Fashion Property Corp.	Cayman Islands
Claire’s France S.A.S.	France
Claire’s Germany GmbH	Germany
Claire’s Holding GmbH	Switzerland
Claire’s International Europe GmbH	Switzerland
Claire’s International Property LP	Cayman Islands
Claire’s Netherlands B.V.	Netherlands
Claire’s Puerto Rico Corp.	Delaware
Claire’s Stores Canada Corp.	Canada
Claire’s Switzerland GmbH	Switzerland
Claire’s Accessories UK Ltd	United Kingdom
CSI Luxembourg S.a.r.l.	Luxembourg
RSI International Limited	Hong Kong
Claire’s Merchandising Corp.	Delaware
Sassy Doo!, Inc.	Delaware
WhiteClaire’s Acessorios Portugal, Unipessoal LDA.	Portugal
BMS Fashion Corp.	Cayman Islands
CSC Limited Partnership	Canada
Claire’s China Services	China
Claire’s Swiss Holdings LLC	Delaware
Claire’s (Gibraltar) Holdings Limited	Gibraltar
Claire’s Holdings S.a.r.l.	Luxembourg
Claire’s Distribution B.V.	Netherlands
Modewaren Femina Hgmbh	Austria

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